Exhibit 99.10

Global Infrastructure Finance & Development Authority, Inc.

Municipal Revenue-Backed Securities Bond Term Sheet.

Disclosure Agreement

This Disclosure Agreement (“Agreement”) is entered into on September 1st, 2024 (“Effective Date”) by and between [GIFDA] (Global Infrastructure Finance and Development Authority Inc.) “Issuer” having 2575 Eastern Boulevard, York 17402 PA and Resnick & Louis, P.C. having “Charleston Office, 146 Fairchild Street, Suite 130, Charleston, SC 29492 “Underwriter” for the issuance of the US Domestic Municipal Revenue Bond (“Bonds”), a debt revenue-backed state-sponsored security.

Recitals

WHEREAS, the GIFDA (Issuer) intends to issue the Bonds to finance the Alabama Toll Roads, Railway Infrastructure, Ports and other facilities under the House Joint Resolution HJR 459 and Senate Joint Resolution SJR R56. The resolutions authorize to Issue the Municipal Revenue Bond and invites the Investors to invest in the major Infrastructure development in the United States. On maturity, the Investor is paid back from the revenue and the mortgage collected funds. These projects would facilitate the communities across the state and generate approximately 250,000 direct and 300,000 Indirect Jobs. States shall realize significant economic benefit from all the developments.

WHEREAS, the disclosure document is considered a policy document for the Issuer and Municipal Revenue bond management for the full tenure.

WHEREAS, the Underwriter has agreed to structure the bond and participate in the subscription with the direct and indirect clientele across Europe, Asia and other US regions.

WHEREAS, the parties desire to provide for the disclosure of certain information regarding the Issuer and the subscriber of the Bonds.

WHEREAS, the Issuer shall provide the disclosure within 10 business days of each fiscal year and 5 business days of each material event.

WHEREAS, the Issuer shall provide the a. Annual financial information and b. Material Event notices.

WHEREAS, similarly the Material Event Notice (MEN) contains forward-looking statements, Investor should carefully consider the risks and uncertainties described herein.

Global Infrastructure Finance & Development Authority, Inc	2575 Eastern Blvd., Suite 105, York, PA 17402
www.gifda.com Main # 717-318-9281 FAX 717-751-2400

Global Infrastructure Finance & Development Authority, Inc.

Issuer Information: GLOBAL INFRASTRUCTURE FINANCE & DEVELOPMENT AUTHORITY INC.

2575 Eastern Boulevard, York, Pennsylvania 17402, United States.

FISN	GLB INFRASTRUCT/2.35 SR SECD NT SR
Security Type (RMBS/CMBS/etc.)	US Muni
Issue Description	SR SECD NT 144A
Interest Rate	2.35%
Maturity	10/02/2053
Dated Date	10/02/2024
CUSIP/ISIN	37961YAE4 / US37961YAE41
Face Amount	$40,000 (M)
ISO CFI	DBFTFR
LEI	998450038EFFC3N73AD86
Purpose of Issue	To develop the Infrastructure of the Alabama State under the house joint resolution HJR 459-456 and Senate SJ R56.
Interest Payment Frequency	Semi Annually
Principal Payment Schedule	Mandatory Redemption on Maturity Date
Call/Prepayment Provisions	Early Redemption
Underwriter Name	RESNICK & LOUIS, P.C.
Lead & Asset Management	BlueRock Asia Africa Ltd
Structural Features
Bond Type	US Domestic Municipal Revenue Bond
Purpose of Issue	To develop the Infrastructure of the Alabama State under the house joint resolution HJR 459-456 and Senate SJ R56.
Coupon Rate	2.35%
Interest Payment Frequency	Semi Annually
Principal Payment Schedule	Mandatory Redemption on Maturity Date
Call/Prepayment Schedule	Early Redemption
Loan Type (Residential/Infrast.)	State Infrastructure Revenge Bond
Origination Date	10/02/2024
Geographic Concentration	United States
Total Volume Collateral Value	$40,000 (M)
Minimum Denomination	1,000,000 US$

Credit Enhancement è Default state rating is applied as per HJR 459 and SJ R56
Credit Rating Agency	Default State rating under the HJR 459 and SJR R56
Credit Rating	AA+
Class	State Government
Credit Enhancement Type (e.g., subordination)	Not applied

Tax Classification
Tax Status	Tax Exempt under (501) (c3)
Federal tax treatment	Exempt under (501) (c3)
State tax treatment	Exempt under (501) (c3)
Ultimate Beneficial Owner	state of Alabama

Global Infrastructure Finance & Development Authority, Inc	2575 Eastern Blvd., Suite 105, York, PA 17402
www.gifda.com Main # 717-318-9281 FAX 717-751-2400

Global Infrastructure Finance & Development Authority, Inc.

Primary Disclosure Documents

The Preliminary Official Statement (POS) contains forward-looking statements. Investors should carefully consider the risks and uncertainties described herein. The POS includes the following to cover the Municipal Revenue Bond in particular:

Bond scope:

o	Issuer profile: A comprehensive Profile is copied as Annex “A”

o	Bond terms: (interest rate, maturity, etc.) A comprehensive Term Sheet is copied as Annex “B”

o	Financial information: A full financial model is copied as Annex “C”

o	Risk factors: A risk factor document is copied as Annex “D”

Ongoing Disclosure Requirements

1. Final Official Statement (FOS): Shall be finalized on the listing of the Municipal Revenue Bond. Contrary will be submitted to the respective authorities.

1. Continuing Disclosure Agreements (CDAs): This statement shall be covered on a yearly basis and an event basis at the close of every year.

2. Material Event Notices (MENs): The GIFDA Corporate advisors shall file MENs with the MSRB to report significant events.

3. Annual Financial Information: The auditor shall finalize and GIFDA will provide audited financial statements to the authorities.

Disclosure Content

The below pointed financial and static information shall be disclosed to the respective authorities.

1.	Financial Information:

°	Income statements	° Balance sheets	° Cash flow statements

2.	Debt Information:

	Outstanding debt	° Debt service schedules

3.	Operational Information:

°	Policy changes	° Budgets	° Management’s discussion and analysis

4.	Risk Factors:
°	Market risks	° Credit risks	° Operational risks	° Regulatory Risk

Global Infrastructure Finance & Development Authority, Inc	2575 Eastern Blvd., Suite 105, York, PA 17402
www.gifda.com Main # 717-318-9281 FAX 717-751-2400

Global Infrastructure Finance & Development Authority, Inc.

Regulatory Requirements

The parties shall comply with the following regulatory guidelines:

1. SEC Rule 15c2-12

SEC rules are the guidelines for the Issuer and underwriter and all the stakeholders to strictly follow. This rule 15c2-12 aims to enhance transparency and investor protection in municipal revenue securities markets. Originally effective in 1994, with amendments in 2010 and 2019. The regulatory framework falls under 1. Securities Exchange Act of 1934 and 2. Securities Act of 1933.

Key Amendments:

1. 2010 Amendment: Expanded disclosure requirements

2.2019 Amendment: Enhanced event-based disclosure and annual financial reporting

2. MSRB Rule G-32

MSRB Rule G-32 Municipal Securities Rulemaking Board rules aims to narrate and promote transparency and fairness in municipal securities markets by requiring dealers to disclose essential information to customers. It is applicable to Municipal dealer, Underwriter and broker. MSRB enforcement actions are fines, and penalties for non-compliance. Originally was effective in 1989 with amendments in 2010 and 2019. The same Act of 1934 and Municipal Securities Rulemaking Board rules are applied which enhances the full transparency and investor protection in municipal revenue securities markets and cover the following main points:

a. Official Statements (OS): Dealers to provide OS to customers at or prior to trade execution.

b. Continuing Disclosure Agreements (CDAs): Dealers to disclose CDAs and provide annual financial information.

c. Material Event Notices (MENs): Dealers must disclose MENs within 5 business days.

d. Disclosure of Yield and Other Information: Dealers must disclose yield, call features, and other relevant information.

e. Customer Acknowledgement: Customers must acknowledge receipt of disclosure documents to ensure and protect investor.

Global Infrastructure Finance & Development Authority, Inc	2575 Eastern Blvd., Suite 105, York, PA 17402
www.gifda.com Main # 717-318-9281 FAX 717-751-2400

Global Infrastructure Finance & Development Authority, Inc.

3. FINRA Rule 2210

FINRA Rule 2210 ensures fair, balanced, and accurate communications between firms and the public. The main objective is clear and concise language, no misleading or deceptive claims, balanced presentation of risks and benefits, disclosure of conflicts of interest and principal approval and record-keeping requirements. In addition, the rule emphasizes protection of investors, promotes transparency and maintains fair markets. It is applicable to FINRA member firms and associated persons and enforces the FINRA disciplinary actions and fines and penalties. This rule was effective in 1990 with amendments in 2010 and 2016 under the regulatory framework of Securities Exchange Act of 1934 and FINRA rules.

By signing below, the parties acknowledge their understanding and agreement to the terms and conditions of this Disclosure Agreement.

Signature Page

Issuer:	Robert Choiniere	Date:	10/20/24

Underwriter:	Date:	10/20/24

Regulatory References & Guidelines:

a. National Federation of Municipal Analysts White Paper on Best Municipal

b. National Federation of Municipal Analysts Recommended Best Practices in Disclosure for Local Government General Obligation Debt

c. Disclosure and Accounting Practices in the Municipal Securities Market

d. Municipal Debt Issuance Fundamentals - California State Treasurer

Updated by October 18, 2024.

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Global Infrastructure Finance & Development Authority, Inc	2575 Eastern Blvd., Suite 105, York, PA 17402
www.gifda.com Main # 717-318-9281 FAX 717-751-2400

Global Infrastructure Finance & Development Authority, Inc.

Annex A:

Issuer profile Link.

Annex B:

Bond term sheet Link.

Annex C

Financial model link.

Annex D

Risk factors.

Global Infrastructure Finance & Development Authority, Inc	2575 Eastern Blvd., Suite 105, York, PA 17402
www.gifda.com Main # 717-318-9281 FAX 717-751-2400